UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

675 West Hasting Street, Suite 711
Vancouver, BC V6B 1N2
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 23, 2010, Gryphon Gold Corporation (the “Registrant”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Fronteer Development (USA) Inc. (“Fronteer”) pursuant to which the Registrant sold its wholly-owned subsidiary Nevada Eagle Resources LLC (“Nevada Eagle”) to Fronteer. For more information regarding the Registrant’s sale of Nevada Eagle to Fronteer, see Item 2.01 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 1.01.

Item 1.02	Termination of Material Definitive Agreement

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 1.02, on April 23, 2010, the Registrant entered into a Purchase Agreement with Fronteer. Pursuant to Purchase Agreement and as partial consideration for its acquisition of Nevada Eagle, Fronteer assumed a convertible note issued by the Registrant to Gerald and Fabiola Baughman (the “Baughmans”) in the amount of $2.5 million due and payable on March 30, 2012 (the “Convertible Note”). The Convertible Note was originally issued to the Baughmans on August 21, 2007 and was amended pursuant to the terms of an Option Agreement, dated August 5, 2008 and an Option Consideration Agreement, dated February 5, 2010. The assumption of the Convertible Note by Fronteer has the same practical effect on the Registrant as the repayment and cancellation of the Convertible Note by the Registrant.

Item 2.01	Completion of Acquisition or Disposition of Assets

As set forth under Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 2.01, on April 23, 2010, the Registrant entered into a Purchase Agreement with Fronteer pursuant to which the Registrant sold 100% of its membership interests in Nevada Eagle to Fronteer for $4.75 million. The consideration for the sale of Nevada Eagle to Fronteer is comprised of a $2.25 million cash payment by Fronteer to the Registrant and the assumption by Fronteer of the Convertible Note in the amount of $2.5 million. For more information regarding the Convertible Note see Item 1.02 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 2.01. The Registrant determined to sell Nevada Eagle to Fronteer in order to focus its efforts on the exploration and development of its Borealis gold project.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full-text of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is hereby incorporated by reference into this Item 2.01.

Nevada Eagle has interests in approximately 53 prospective gold properties covering over 70 square miles of gold trends in Nevada. For more information regarding Nevada Eagle and the major properties in which Nevada Eagle has interests, see the Registrant’s Form 10-K for its fiscal year ended March 31, 2009, filed with the SEC on June 26, 2009.

Item 7.01	Regulation FD Disclosure.

On April 26, 2010, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the execution of the Purchase Agreement and sale of Nevada Eagle to Fronteer. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Exhibits.

Exhibit	Description

10.1	Membership Interest Purchase Agreement, dated April 23, 2010
99.1	Press Release, dated April 26, 2010*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: April 27, 2010	By: /s/ R. William Wilson
R. William Wilson
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Membership Interest Purchase Agreement, dated April 23, 2010
99.1	Press Release, dated April 26, 2010*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD